UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_________________________________
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934
_________________________________
Date of Report (Date of earliest event reported): May 4, 2007
LIFEPOINT HOSPITALS, INC.
(Exact name of registrant as specified in charter)

Delaware	0-51251	20-1538254

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

103 Powell Court, Suite 200 Brentwood, Tennessee	37027

(Address of principal executive offices)	(Zip Code)
(615) 372-8500
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On April 26, 2007, Michael J. Culotta resigned as Chief Financial Officer of the Company, which was previously reported in a Current Report on Form 8-K filed on May 2, 2007. On May 4, 2007, LifePoint Hospitals, CSGP, LLC (a subsidiary of LifePoint Hospitals, Inc. and, together with LifePoint Hospitals, Inc., the “Company”) and Mr. Culotta entered into an Agreement to Cooperate and General Release (the “Agreement”). A copy of the Agreement is attached as Exhibit 10.1.
     Under the Agreement, Mr. Culotta agreed to cooperate with the Company in various matters in which his knowledge of the business of the Company may be relevant and to assist the Company so as to ensure a smooth and seamless transition of the responsibilities held and information learned by him while employed by the Company. He also agreed that he had ceased participation in various employment plans sponsored by the Company, and to release any claims he may have against the Company. As consideration for entering into the Agreement, the Company agreed to pay Mr. Culotta a total gross amount of $802,500 over the course of eighteen months following the date of the Agreement. He also acknowledged certain terms of existing stock options and rights under Company plans, including the expiration thereof upon and in relation to his resignation. Mr. Culotta also agreed to certain confidentiality, non—competition, non—solicitation and other requirements under the Agreement.
Item 9.01. Financial Statements and Exhibits.
10.1 Agreement to Cooperate and General Release, entered into on May 4, 2007, by and between LifePoint Hospitals, CSGP, LLC and Michael J. Culotta.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFEPOINT HOSPITALS, INC.
By:	/s/ Paul D. Gilbert
	Name:	Paul D. Gilbert
	Title:	Senior Vice President and General Counsel

Date: May 10, 2007

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Agreement to Cooperate and General Release, entered into on May 4, 2007, by and between LifePoint Hospitals, CSGP, LLC and Michael J. Culotta.